A special meeting of shareholders of the California Investment Trust Fund Group which consists of the following twelve separate series which are part of California Investment Trust and California Investment Trust II (collectively the "Trusts"): California Tax-Free Income Fund, California Insured Intermediate Fund, California Tax-Free Money Market Fund, U.S. Government Securities Fund, The United States Treasury Trust, Short-Term U.S. Government Bond Fund, S&P 500 Index Fund, S&P MidCap Index Fund, S&P SmallCap Index Fund, Equity Income Fund, European Growth & Income Fund, and the Nasdaq-100 Index Fund (the "Funds") was held on May 12, 2006 to consider the following proposals (voting results are listed immediately below each proposal):

Proposal 1: To elect six trustees to serve until their successors are elected and qualified.

                                    CALIFORNIA INVESTMENT TRUST                 CALIFORNIA INVESTMENT TRUST II

TRUSTEE                           AFFIRMATIVE              WITHHELD            AFFIRMATIVE              WITHHELD
-------                           -----------              --------            -----------              --------
Stephen C. Rogers               49,982,412.539            809,812.493        36,914,360.586          1,463,880.379
Harry Holmes                    49,723,489.986          1,068,735.046        37,789,478.617            588,762.348
John B. Sias                    49,720,922.177          1,071,302.855        37,785,793.762            592,447.203
James W. Miller, Jr.            49,999,486.851            792,738.181        38,038,399.775            339,841.190
Kevin T. Kogler                 49,987,510.396            804,714.636        38,048,687.005            329,553.960
Steven H. Sutro                 49,911,293.179            880,931.853        37,734,985.678            643,255.287
                                ----------------------------------------------------------------------------------
                                50,792,225.032 SHARES VOTED                  38,378,240.965 SHARES VOTED

Proposal II: To approve new Investment Advisory Agreements between each Trust, on behalf of their respective Funds, and CCM Partners ("CCM"), with no change in the advisory fee payable to CCM.

 FUND                                        VOTES FOR             VOTES AGAINST           VOTES ABSTAIN            TOTAL VOTES
--------------------------------------------------------------------------------------------------------------------------------
 California Tax-Free Income                5,178,728.503             115,699.924             517,826.963           5,812,255.390
 California Insured Intermediate             918,024.537               5,328.489             302,628.710           1,225,981.736
 California Tax-Free Money Market         43,181,563.541             508,239.415              64,184.950          43,753,987.906
 S&P 500 Index                             2,035,064.543              26,690.770             642,474.326           2,704,229.639
 S&P MidCap Index                          3,472,613.138              13,073.499           1,394,334.772           4,880,021.409
 S&P SmallCap Index                          839,960.198               2,979.559             240,965.376           1,083,905.133
 Equity Income                               807,645.283               5,558.661              46,198.605             859,402.549
 European Growth & Income                    535,495.745               3,448.818              39,503.388             578,447.951
 Nasdaq-100 Index                          1,773,484.582              21,451.397             412,758.603           2,207,694.582
 U.S. Government Securities                1,226,306.307              93,376.349             117,111.736           1,436,794.392
 Short-Term U.S. Government Bond           1,233,384.250               2,655.260              43,762.599           1,279,802.109
 The United States Treasury Trust         23,038,627.811              96,508.060             212,807.330          23,347,943.201

Proposal III: To approve an Agreement and Plan of Reorganization that provides for the reorganization of each Trust from a Massachusetts business trust into a single Delaware statutory trust.

TRUST                                         VOTES FOR       VOTES AGAINST        VOTES ABSTAIN          TOTAL VOTES
---------------------------------------------------------------------------------------------------------------------
California Investment Trust              48,275,193.272         585,372.373        1,931,659.387       50,792,225.032
California Investment Trust II           34,686,321.190         536,899.938        3,155,019.837       38,378,240.965

Each of the three proposals passed with the required number of votes.